Relates to Registration Statement on Form S-1
                                                   (Registration No. 333-14441)
                                                Filed under Rule 424(b) and (c)

                                  SUPPLEMENT TO
                                   PROSPECTUS
                                       OF
                          GT INTERACTIVE SOFTWARE CORP.

         The following information supplements the Prospectus, dated December 10, 1996, of GT Interactive Software Corp. (the "Company") relating to the offering by certain selling stockholders of the Company's common stock, par value $0.01 per share (the "Prospectus"). Terms used in this Supplement, which are defined in the Prospectus and not defined herein, are used herein with the meaning set forth in the Prospectus. This Supplement should be read in conjunction with the Prospectus.

         At 5:00 p.m. EST on January 14, 1997, the Commission declared effective a registration statement under the Securities Act covering 2,566,953 shares of Common Stock for sale on a delayed or continuous basis by certain stockholders of the Company who had acquired such shares of Common Stock in connection with acquisitions made by the Company during 1995 and 1996.

                The date of this Supplement is January 15, 1997.